EXHIBIT 99.1
Press Release
Tri-Isthmus Group, Inc. Announces Closings on the Acquisition of 2 Ambulatory Surgery Centers
Poway, Calif. — November 20, 2006. Tri-Isthmus Group, Inc. (the “Company” or “TIGroup”) (TISG.OB) completed its closings on two ambulatory surgery centers (“ASC”) located in Southern California, Point Loma Surgical Center, L.P. (“Point Loma”) and Elite Surgical Centers, Del Mar L.P. (“Del Mar”).
TIGroup™ has acquired 51% of the two ASCs, 50.00% limited partner interests and 1.00% general partner interests in each of Point Loma and Del Mar, with the completion of various closing conditions related to the transaction. This closing shall permit the Company to consolidate the operating results of each ASC into TIGroup™ for the quarter ended January 31, 2006.
David Hirschhorn, Co-CEO of TIGroup™ commented “This is another important milestone for us in building our business in the healthcare services sector. Our closings of the Point Loma and Del Mar ASC’s acquisitions continue our forward progress with our business plan. Mr. Hirschhorn added, “We have a number of transactions in our pipeline under review. Mr. Hirschhorn continued, “We see our role as providing innovative and creative financial solutions to successful physician entrepreneurs that seek open-minded and flexible financial partners to help them recapitalize, invigorate and transition their businesses to the next level with a like-minded corporate partner. Our customers and partners are the physician owners in our ASCs and we look forward to offering these stakeholders unique services and financial solutions as we help them build their businesses”
Mr. Hirschhorn concluded, “We welcome the Point Loma and Del Mar Ambulatory Surgery Centers to our portfolio. We look forward to a successful re-syndication of each facility creating the foundation for attractive growth into 2007 and beyond. Point Loma and Del Mar are currently managed by Health Inventures LLC and we look forward to continuing this relationship as we assume control of the business.”
TIGroup™ is seeking opportunities to both invest in and acquire ambulatory surgery centers, surgical hospitals, imaging centers and those firms that manage these businesses domestically and internationally.
About Tri-Isthmus Group, Inc.
TIGroup™ is a public holding company focused on the acquisition of private businesses in the healthcare, business and energy services sectors. The company actively seeks out profitable or near profitable businesses that provide a platform for accelerated growth via additional acquisitions and attractive internal growth dynamics. The TIGroup™ team, board and advisory board combine significant experience in operations, acquisitions, financing, asset management, turnarounds and the management of private and public companies. TIGroup™ makes its investments in the healthcare services sector through its subsidiary, Surgery Center Acquisitions Holdings, Inc.

TIGroup has offices in Poway, CA, and is listed on the OTCBB, trading symbol TISG.OB.
Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) prospective business opportunities and (ii) Tri-Isthmus Group’s potential strategies for redirecting and financing its business. Forward-looking statements are statements other than historical information or statements of current condition. These statements involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the factors detailed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. These statements speak as of the date of this release, and the Company undertakes no obligation to update these statements in light of future events or otherwise.
For more information contact: David Hirschhorn at (818) 887-6659.